SCHEDULE 14C
                                 (Rule 14c-101)
                  INFORMATION REQUIRED IN INFORMATION STATEMENT
                            SCHEDULE 14C INFORMATION
             Information Statement Pursuant to Section 14(c) of the
                         Securities Exchange Act of 1934


Check the appropriate box:

[x]  Preliminary information statement

[ ] Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))

[ ]  Definitive information statement

                                ADATOM.COM, INC.
                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

[x]      No fee required.

[ ]      Fee computed on table below per Exchange Act Rules 14-c5(g) and 0-11.

         (1) Title of each class of securities to which transaction applies: Common Stock, $.01 Par Value

         (2)      Aggregate number of securities to which transaction applies:
                  N/A

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined: N/A

         (4)      Proposed maximum aggregate value of transaction: N/A

         (5)      Total fee paid: N/A

         [ ]      Fee paid previously with preliminary materials.

         [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount Previously Paid: N/A

         (2)      Form, Schedule or Registration Statement No.: Schedule 14C

         (3)      Filing Party: Adatom.com, Inc.

         (4)      Date Filed: December 22, 1999

                                ADATOM.COM, INC.
                               920 Hillview Court
                                    Suite 160
                           Milpitas, California 95035

                                December 21, 1999

                              INFORMATION STATEMENT

         This Information Statement is being mailed to the stockholders of Adatom.com, Inc. (the "Company") commencing on or about January 6, 2000, in connection with the previous approval of the corporate actions referred to below by certain stockholders of the Company. Accordingly, all necessary corporate approvals in connection with the matters referred to herein have been obtained, and this Information Statement is furnished solely for the purpose of informing stockholders, in the manner required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of these corporate actions before they take effect. The record date for determining stockholders entitled to receive this Information Statement has been established as the close of business on January 6, 2000. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                                   BACKGROUND

         Pursuant to the terms of the Amended and Restated Escrow Agreement dated as of July 31, 1997 (the "Escrow Agreement") between the Company, American Stock Transfer & Trust Company (the "Escrow Agent"), and certain stockholders of the Company (the "Escrow Stockholders"), an aggregate of 900,000 shares of common stock of the Company are held under the Escrow Agreement. The Escrow Agreement was entered into in connection with the Company's initial public offering in 1997. The Escrow Stockholders are pre-IPO stockholders of the Company who placed, on a pro rata basis, a portion of their shares into escrow pending the Company's attainment of certain earnings thresholds or per share stock price thresholds. To date, none of such thresholds has been met and the Escrow Agreement will terminate by its terms in October 2000.

         The Escrow Agreement can be terminated prior to its termination date by the approval of stockholders owning at least two-thirds of the outstanding shares of common stock, other than shares held by the Escrow Stockholders. In connection with the merger of Adatom, Inc. into the Company, the Company and the Escrow Stockholders entered into a Termination Agreement (the "Termination Agreement") pursuant to which, subject to approval of stockholders as set forth in the preceding paragraph, the Escrow Agreement shall be terminated and 80 percent of the shares of stock subject to the Escrow Agreement shall be canceled and the remaining 20 percent of the shares held in escrow, or 180,000 shares, shall be released from the escrow without any further restriction. The Termination Agreement was voted on by the pre-merger stockholders of the Company at the time the merger was approved but failed to carry the required supermajority vote. In that event, the management stockholders of Adatom, Inc. agreed prior to the merger to vote their shares of the Company after the merger in favor of the Termination Agreement

                                  ACTION TAKEN

         On January 6, 2000, the holders of approximately 70% of the outstanding shares of common stock, other than shares held by the Escrow Stockholders, consented in writing without a meeting to the termination of the Escrow Agreement pursuant to the terms of the Termination Agreement. As a result, no further votes will be needed. The stockholder consent with respect to the matters described herein will take effect 20 days after the mailing of this Information Statement or on such later date as may be specified by the Board of Directors of the Company.

         The Company believes that this corporate action will not have any adverse effect on its business and operations, and expects to continue such business and operations as they are currently being conducted.

                              NO DISSENTERS' RIGHTS

         The corporate action described in this Information Statement will not afford to stockholders the opportunity to dissent from the actions described herein or to receive an agreed or judicially appraised value for their shares.

           INTEREST OF CERTAIN PERSONS IN THE ACTIONS DESCRIBED HEREIN

         Neal J. Polan, a member of the Board of Directors of the Company, is one of the Escrow Stockholders and is the beneficial owner of 162,000 shares held pursuant to the Escrow Agreement. Upon the termination of the Escrow Agreement, 32,400 of such shares shall be released to Mr. Polan and the remaining 129,600 shares will be canceled.

                              BENEFICIAL OWNERSHIP

         As of January 6, 2000, there are 14,456,519 shares of Common Stock outstanding. The following table sets forth certain information as of such date with respect to beneficial ownership of shares of Common Stock before and after termination of the Escrow Agreement (i) by each person known to the Company to beneficially own more than 5% of the outstanding shares of Common Stock, (ii) each executive officer and director of Adatom, and (iii) all officers and directors as a group.


-----------------------------------------------------------------------------------------------------------------------------
                                                                                  % OF CLASS               % OF CLASS
NAME AND ADDRESS                                  AMOUNT AND NATURE             BEFORE ESCROW             AFTER ESCROW
OF BENEFICIAL OWNER(1)                           OF BENEFICIAL OWNER             TERMINATION               TERMINATION
-----------------------------------------------------------------------------------------------------------------------------
Richard Barton                                         7,765,982                     53.7%                     56.6%
-----------------------------------------------------------------------------------------------------------------------------
Neal Polan                                               927,650(2)                   6.3%                      5.7%
-----------------------------------------------------------------------------------------------------------------------------
Sridhar Jagannathan                                      458,438                      3.2%                      3.3%
-----------------------------------------------------------------------------------------------------------------------------
Ralph Kennedy Frasier                                     52,920                      0.4%                      0.4%
-----------------------------------------------------------------------------------------------------------------------------

Sylvia Dresner                                             2,117                      0.0%                      0.0%
-----------------------------------------------------------------------------------------------------------------------------

Michael Vetterli                                              -0-                     0.0%                      0.0%
-----------------------------------------------------------------------------------------------------------------------------

Michael Wheeler                                               -0-                     0.0%                      0.0%
-----------------------------------------------------------------------------------------------------------------------------

All directors and officers
as a group (7 persons)                                 9,207,107(2)                  63.6%                     66.1%
-----------------------------------------------------------------------------------------------------------------------------


(1) The address of each such individual is c/o Adatom.com, Inc., 920 Hillview Court, Suite 160, Milpitas, California 95035.

(2) Includes 118,000 shares of stock held by Mr. Polan's wife as trustee for their children, and therefore Mr. Polan is deemed to be a beneficial owner of such shares. Includes (i) 142,000 shares of common stock issuable upon exercise of warrants held by Mr. Polan that are exercisable within 60 days, and (ii) 25,000 shares of common stock issuable upon exercise of warrants held jointly by Mr. Polan and his wife that are exercisable within 60 days. Includes 162,000 shares of common stock subject to the Escrow Agreement described above.

         As a result of the Adatom merger, Richard Barton, the President, Chairman and Chief Executive Officer, received shares of Common Stock in exchange for his shares of Adatom stock which, as disclosed in the above table, resulted in the ownership by him of approximately 53.75% of the Common Stock of the Company.


                                    SIGNATURE

         Pursuant to the requirement of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto authorized.



Date:  December 21, 1999             ADATOM.COM, INC.



                                    By:  /s/   Richard Barton
                                         ---------------------------------------
                                         Richard Barton, Chief Executive Officer
                                         and Chairman of the Board